UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	To be assigned	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Registration of Securities Under Rule 12g-3

Under the Securities Exchange Act of 1934, as amended

Effective June 1, 2006, Monarch Financial Holdings, Inc. (the “Registrant”) acquired all of the outstanding stock of Monarch Bank (the “Bank”) in a statutory share exchange transaction (the “Reorganization”) pursuant to an Agreement and Plan of Reorganization, dated March 15, 2006, between the Registrant and the Bank (the “Agreement”). The Agreement was approved by the shareholders of the Bank at its annual meeting of shareholders held on May 4, 2006. Under the terms of the Agreement, the shares of the Bank’s common stock were exchanged for shares of the Registrant’s common stock, par value $5.00 per share (“Common Stock”), on a one-for-one basis. As a result, the Bank became a wholly owned subsidiary of the Registrant, the Registrant became the holding company for the Bank and the shareholders of the Bank became shareholders of the Registrant. The 3,152,879 shares of Common Stock issued in connection with the Bank’s reorganization were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(12) thereunder.

As a result of the Reorganization, the Registrant became the successor issuer to the Bank pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to the Reorganization, the Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, was required to file reports, proxy statements and other information with the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Such information filed by the Bank with the Federal Reserve may be inspected and copied at the public reference facilities maintained by the Federal Reserve in Washington, D.C. at the Freedom of Information Office, 1st Floor of the Martin Building, 20th & C Streets. The last report that the Bank filed with the Federal Reserve was its Quarterly Report on Form 10-Q for the period ended March 31, 2006, as filed on May 15, 2006.

This Form 8-K is being filed by the Registrant as the initial report of the Registrant to the Securities and Exchange Commission (the “Commission”) and as notice that the Registrant is the successor issuer to the Bank under Rule 12g-3 under the Exchange Act. As a result, the Common Stock is deemed to be registered under Section 12(g) of the Exchange Act, and the Registrant is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports, proxy statements and other information with the Commission. The first periodic report to be filed by the Registrant with the Commission will be its Quarterly Report on Form 10-Q for the period ended June 30, 2006.

Description of Capital Stock

General

The following summary description of the capital stock of the Registrant is qualified in its entirety by reference to applicable provisions of Virginia law and the Registrant’s Articles of Incorporation (the “Articles”) and Bylaws (the “Bylaws”), which are attached as exhibits to this Report and incorporated by reference into this Item 8.01. This description updates the description that the Registrant had previously filed with the Federal Reserve.

Common Stock

The Articles authorize the issuance of 20,000,000 shares of Common Stock, par value $5.00 per share, and 2,000,000 shares of preferred stock, par value $5.00 per share.

The holders of shares of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors and, in the event of liquidation or dissolution, to receive the net assets of the Registrant in proportion to their respective holdings.

Holders of shares of Common Stock will be entitled to one vote for each share held. The holders of shares of Common Stock will not possess cumulative voting rights in the election of directors.

The shares of Common Stock issued in the Reorganization will be fully paid and non-assessable. No redemption or conversion provisions will be applicable to the stock. Holders of shares of Common Stock will not have preemptive rights to subscribe for additional shares of stock and will not be subject to personal liability for any debts of the Registrant.

Preferred Stock

The Registrant will be authorized to issue up to 2,000,000 shares of preferred stock. The Board of Directors will be authorized to issue preferred stock in one or more series and to fix the number and designation of shares, rate of dividends, redemption terms (including purchase and sinking fund provisions), conversion rights, liquidation amounts, voting rights, and any other lawful rights, preferences and limitations of each such series.

State Anti-Takeover Statutes

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

The provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board.

At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder. After the three-year period has expired, the principal exceptions to the two-thirds voting requirement require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Registrant has not adopted such an amendment.

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33  1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. These provisions are applicable to acquisitions of the Registrant’s stock.

Item 9.01. Financial Statements and Exhibits.

(d)	The exhibits to this report are as follows:

Exhibit No.	Description
2	Agreement and Plan of Reorganization, dated March 15, 2006, between the Registrant and the Bank

3.1	Articles of Incorporation of the Registrant

3.2	Bylaws of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.
(Registrant)

By:	/s/ William F. Rountree, Jr.
William F. Rountree, Jr.
President and Chief Executive Officer

Date: June 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
2	Agreement and Plan of Reorganization, dated March 15, 2006, between Monarch Financial Holdings, Inc. and Monarch Bank

3.1	Articles of Incorporation of Monarch Financial Holdings, Inc.

3.2	Bylaws of Monarch Financial Holdings, Inc.